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                                                                     EXHIBIT 5.1


                   [ZIXIT CORPORATION LETTERHEAD APPEARS HERE]

                                  May 22, 2002

ZixIt Corporation
2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         I have acted as General Counsel to ZixIt Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 625,000 shares (the "Shares") of the Company's common stock, $.01 par value per share. The Shares are issuable pursuant to that certain Termination Agreement, effective April 8, 2002, between Yahoo! Inc. and the Company (the "Agreement") and related Convertible Promissory Note ("Note"). The Shares are being registered pursuant to a registration statement on Form S-3 to be filed with the Securities and Exchange Commission on or about May 24, 2002 (the "Registration Statement").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof.

         I have also relied upon such other certifications of public officials, corporate agents and officers of the Company, and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, I am of the opinion that such Shares issuable pursuant to the Agreement and Note, if and when such Shares are issued, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any liens or encumbrances upon issuance, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance. I consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Ronald A. Woessner

                                       Ronald A. Woessner
                                       Senior Vice President, General Counsel
                                       and Secretary for ZixIt Corporation